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                                                                   Exhibit 10.1


                           STANDARD FORM OF LOFT LEASE

                     THE REAL ESTATE BOARD OF NEW YORK, INC.

                  Agreement of Lease, made this 10th day of August 1999, between Samson Associates, LLC with principal offices at 40 West 14th Street, New York, New York party of the first part, hereinafter referred to as OWNER, and Opus 360 Corporation, a Delaware corporation party of the second part, hereinafter referred to as TENANT, excluding all elevator vestibules, stairwells, and shaftways in the building known as 34-42 West 14th Street and 33-39 West 13th Street in the Borough of Manhattan, City of New York, for the term often years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the "Commencement Date" as defined in Article 41B, and to end on the ______ last day of one hundred and twentieth month after the Commencement Date ("Expiration Date") both dates inclusive, at an annual rental rate of (See
Article 42, below) which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner of such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

                  In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at hereunder and the same shall be payable to Owner as additional rent.

                  The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

         1. OCCUPANCY: Tenant shall pay the rent as above and as hereinafter provided.

         2. USE: Tenant shall use and occupy demised premises for general, administrative and executive offices provided such use is in accordance with the Certificate of Occupancy for the building, if any, and for no other purpose.

         3. ALTERATIONS: Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approvals thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub7contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the


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demised premises, or the building of which the same forms as part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises, or upon Tenant's vacating or removal prior thereto after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense.

         4. REPAIRS: Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant'., servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 4 with respect to the making of repairs shall not apply in


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the case of fire or other casualty with regard to which Article 9 hereof shall apply.

         5. WINDOW CLEANING: Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

         6. REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS: Prior to the commencement of the lease term, if Tenant is ten in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidated or be in conflict with public liability; fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to incredible rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment, such installations shall be placed and maintained by, Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

         7. SUBORDINATION: This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real


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property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgagee. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

         8. PROPERTY LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY: Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, not for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or; its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agent, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

         9. DESTRUCTION, FIRE AND OTHER CASUALTY: (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after

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         such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release or waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

         10. EMINENT DOMAIN: If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

         11. ASSIGNMENT, MORTGAGE, ETC.: Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be





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deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

         12. ELECTRIC CURRENT: Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing leeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which tenant may sustain.

13. ACCESS TO PREMISES: Owner or Owner's agents shall have the right
(but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directors of governmental authorities. Tenant shall permit owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason or loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premises. Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement or rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.




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         14. VAULT, VAULT SPACE, AREA: No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

         15. OCCUPANCY: Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit.

         16. BANKRUPTCY: (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

         (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent





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reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

         17. DEFAULT: (1) If Tenant defaults in fulfilling any of the covenants of this lease including the covenants for the payment of rent or additional rent (no notice under this Article need be served as a condition for the commencement of a nonpayment summary proceeding); or if the demised premises becomes vacant or deserted "or if this lease be rejected under ss.235 of Title 11 of the U.S. Code (bankruptcy code)" (no prior notice of default need be served in the event this lease is rejected) or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after Fifteen (15) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, of which fact Owner shall be sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided. (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid: or if tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required: then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

         18. REMEDIES OF OWNER AND WAIVER OF REDEMPTION: In case of any such



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default beyond applicable re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release of affect Tenants liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waive' any and all rights of redemption granted by or under any present or future laws.

         19. FEES AD EXPENSES: If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease beyond applicable notice and cure dates, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expense incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner upon demand. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

         20. BUILDING ALTERATIONS AND MANAGEMENT: Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

         21. NO REPRESENTATIONS BY OWNER: Neither Owner nor owner's agents have made any representations or promises with respect to the physical condition for the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         22. END OF TERM: Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner, the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

         23. QUIET ENJOYMENT: Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

         24. FAILURE TO GIVE POSSESSION: If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not competed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease. Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of
Section 223-a of the New York Real Property Law.

         25. NO WAIVER: The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agent during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agents shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

         26. WAIVER OF TRIAL BY JURY: It is mutually agreed by and between Owner and Tenant that the respective parities hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.


         27. INABILITY TO PERFORM: This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency

         28. BILLS AND NOTICES: Except as otherwise in this lease provided a bill, statement, notice or communication which Owner may desire or be required to give a Tenant, shall be deemed sufficiently given or rendered it, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice. SEE ARTICLE 84 BELOW.

         29. WATER CHARGES : Tenant shall install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant's occupancy. Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now is hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection to system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month, 20% ($ ) of the total meter, if Tenant has not installed a separate meter, charges as Tenant's portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or, paid by Ownero for any of the reasons or purposes hereinabove set forth.

         30. SPRINKLERS: Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $350.00, on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

         31. ELEVATORS, HEAT, CLEANING: Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed with alterations necessary to substitute automatic control elevator service upon ten (10) day written notice to Tenant without in any way affecting the obligations of Tenant hereunder, provided that the same shall be done with the minimum amount of inconvenience to Tenant and Owner pursues with due diligence the completion of the alterations. Tenant shall have access to the Demised Premise 24 hours a day, seven (7) days a week from 39 West 13th Street side of Building. Landlord shall not charge Tenant any fee for use of the elevator during initial move-in or during initial construction of Demised Premises, except as provided below in Article 41.


         32. SECURITY: See Article 43 below.

         33. CAPTIONS: The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

         34. DEFINITIONS: The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so-expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to new Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 31 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

         35. ADJACENT EXCAVATION: If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

         36. RULES AND REGULATIONS: Tenant and Tenant's servants, employees ,agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The fight to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. 6. GLASS: Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

         37. ESTOPPEL CERTIFICATE: Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person ,firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any. default by Owner* under this Lease, and, if so, specifying each such default.

         38. DIRECTORY BOARD LISTING: If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant*, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

         39. SUCCESSORS AND ASSIGNS: The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.






--------
*  Not to exceed fifteen (15) names.
** Not to exceed fifteen (15) names.

                  RIDER ARTICLES 40 TO 85 ARE ANNEXED HERETO AND INCORPORATED HEREIN.

                  IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.



Witness for Owner                       SAMSON ASSOCIATES, LLC, LANDLORD (Seal)
Landlord (seal)





____________________________________
     By:_______________________________[L.S.]



Witness for Owner                       OPUS 360 CORPORATION, TENANT      (Seal)



____________________________________
     By:_______________________________[L.S.]

                                ACKNOWLEDGEMENTS

CORPORATE TENANT                                 INDIVIDUAL TENANT
STATE OF NEW YORK,     ss:                       STATE OF NEW YORK,     ss:
County of                                        County of

     On this day of   , 19, before me                  On this day of   , 19,
personally ca   to me known, who being by        before me personally came to me
me duly sworn, did depose and say that he        known and known to me to be the
resides in that he is the     of     the         individual escribed in and who,
orporation described in and which executed       as TENANT, executed, executed
the foregoing instrument, as TENANT: that        the foregoing instrument and
he knows the seal of said corporation;           acknowledged to me that he
that the seal affixed by order of the            executed the same.
Board of Directors of said corporation
and that he signed his name thereto by
like order.



         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

         2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents employees or visitors, shall have caused it.

         3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

         4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

         5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

         6. No Tenant shall mark, pain, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         7.

         8.

         9. No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

         10. Owner reserves the right to exclude from the building between the hours of 6 p.m. and 8 a.m. on business days, after 1 p.m. on Saturdays, and at all hours on Sundays and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m.

         11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

         12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

         13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other Tenants in the beneficial use of their premises.

              RIDER TO AGREEMENT DATED THE 10th DAY OF AUGUST, 1999
                   BETWEEN SAMSON ASSOCIATES LLC, AS LANDLORD,
                       AND OPUS 360 CORPORATION, AS TENANT


40.   WORK LETTER

      A. Landlord agrees to perform the following work at Landlord's sole cost and expense using building standard materials ("Landlord's Work"):

            1. Make available 600 amps, three (3) phase, of electrical service to the Demised Premises for Tenant's use;

            2.    Install new hardwood floor;

            3. Replace all missing bricks in the interior walls of the Demised Premises and replace all loose mortar.

      B. Upon substantial completion of Landlord's Work, Landlord will give written notice of same to Tenant and the date that Landlord delivers such notice to the office of the Leonard Horowitz, attorney for the Tenant, at 733 Third Avenue, 17th Floor, New York, N.Y. or sends same by electronic mail to Lhorowitz@opus360.com shall be deemed the Substantial Completion Notice Date of this Lease ("Substantial Completion Notice Date"). The Commencement Date of this Lease shall be the later to occur of the Substantial Completion Notice Date or the date that is fourteen (14) days after the issuance of the non-disturbance agreements from Current Paramount Interests, as defined in Subparagraph 68(E), below, and the delivery to Tenant of such non-disturbance agreements ("Commencement Date").

      C. Provided that this Lease is in full force and effect and has not been canceled by Tenant under Subparagraph 68(E) of the Lease, then after the issuance and delivery of the non-disturbance agreements from Current Paramount Interests, as defined in Subparagraph 68(E), below, the Tenant agrees to commence the following work and to thereafter perform said work to completion ("Tenant's Work"):

            1. Install one men's and one women's bathroom on the 13th Street side of Building each in compliance with applicable laws regarding handicapped accessibility;

            2.    Polyurethane new hardwood floor installed by Landlord; and

            3. Renovate 13th Street lobby and entrance to Building adjoining existing west freight Elevator on the 13th Street side of the Building.

      D. Provided Tenant is not in default of the terms covenants and conditions of this Lease beyond applicable notice and cure dates, then upon completion by Tenant of the Tenant's Work and after Tenant delivers to Landlord paid, signed and itemized bills and canceled checks for payment of Tenant's Work with lien waivers signed by all contractors performing Tenant's Work Tenant shall be entitled to a credit against base rent of $8333.33 per month for six consecutive months commencing on the first day of the next successive month after the completion of Tenant's Work but commencing no earlier than after the one hundred and eightieth day after the Commencement Date.

41.   OPERATION AND USE OF ELEVATORS

      A. Provided that this Lease is in full force and effect and has not been canceled by Tenant under Article 68E, below, then as soon as practicable after the issuance of the non-disturbance agreements from Current Paramount Interests, but in no event later than thirty (30) days after the Commencement Date, Landlord shall commence to renovate and convert the existing west freight Elevator on the 13th Street side of the Building ("Elevator") to a self service elevator substantially in accordance with Exhibit A to this Lease ("Elevator Work"), Landlord will perform the Elevator Work with reasonable diligence and complete the Elevator Work within a reasonable time after the commencement of the Elevator Work. Landlord will keep Tenant advised of its progress in performing the Elevator Work and will advise Tenant of any difficulties or delays, which it encounters or anticipates.

      B. Landlord shall be responsible for keeping the Elevator in good repair and working order, at Tenant's cost and expense. After the completion of the Elevator Work Tenant shall be permitted the non-exclusive use of the Elevator during its normal business hours and at all other times twenty four hours per day, seven (7) days per week. Tenant understand and agrees that Tops Appliance City or any successor or assign of Tops Appliance City or any future tenant of the space now occupied by Tops Appliance City may use the Elevator from 6:30 a.m. to 9 a.m. during their business days. Tenant shall pay for all electricity consumed by the elevator, which electricity shall be meter directly to Tenant's electric meter for the Premises or Tenant shall open an account in its own name with the public utility with respect to the meter for the Elevator. Landlord shall enter into an Elevator maintenance contract to service the Elevator, which contract shall include the other elevators servicing the Building, and Tenant shall pay the cost of same, to the extent it relates to the Elevator, as additional rent. Tenant shall have the option of entering into its own Elevator maintenance contract to service the Elevator on thirty (30) days written notice to Landlord.

      C. Supplementing Article 31, above, during the initial construction in the Demised Premises and during the conversion of the Elevator as described above, Tenant and its contractors and subcontractors must use the east freight elevator on the 13th Street side of the Building during the hours of 8 a.m. to 4:00 p.m. business days Monday through Friday. If Tenant or its contractors require the use of that elevator during any other hours, then it shall pay Landlord's actual out of pocket costs for the operation of said elevator, which shall be collectible as additional rent. During the period of time the Elevator is undergoing conversion Tenant requires passenger elevator access to the Premises prior to 8:00 a.m. and after 4:00 p.m. or if the east freight elevator on the 13th Street side of the Building is inoperable, then Tenant shall be permitted to non exclusively use the elevator on the 14th Street side of the Building. Further supplementing Article 31, above, the person or persons or corporation employed by Tenant to clean the demised premises shall be selected by Tenant and approved by Owner, which consent shall not be unreasonably withheld, conditioned, or delayed.

      D. Subject to the provisions of Article 62, below, Tenant shall have the right to install an elevator security key card system in the Elevator and in the lobby entrance so long as such installation is coordinated with Landlord's work in converting the Elevator and renovating the lobby and does not materially delay or prevent the completion of Landlord's work.

42.   BASE RENT

      A. Tenant shall pay to the Landlord base rent for the Demised Premises in accordance with the provisions of the printed form of this Lease in monthly installments on the first day of each calendar month during the term of this lease (in the event that the Commencement Date is not the first day of a calendar month, the rent payable for any portion of a calendar month included in the term shall be prorated in the ratio that the number of days in such portion bears to the actual number of days in such month) as follows:

            (a) For the period commencing on the Commencement Date through and including the last day of the twelfth month after the Commencement Date at an annual rental rate of $587,500.00 payable in equal monthly installments of $48,958.33;

            (b) For the period commencing on the First Anniversary of the Commencement Date through and including the last day of the twenty fourth month after the Commencement Date at an annual rental rate of $608,062.50 payable in equal monthly installments of $50,722.66;

            (c) For the period commencing on the Second Anniversary of the Commencement Date through and including the last day of the thirty-sixth month after the Commencement Date at an annual rental rate of $629,344.69 payable in equal monthly installments of $52,453.78;

            (d) For the period commencing on the Third Anniversary of the Commencement Date through and including the last day of the forty-eighth month after the Commencement Date at an annual rental rate of $651,371.75 payable in equal monthly installments of $54,280.98;

            (e) For the period commencing on the Fourth Anniversary of the Commencement Date through and including the last day of the sixtieth month after the Commencement Date at an annual rental rate of $674,169.76 payable in equal monthly installments of $56,180.81;

            (f) For the period commencing on the Fifth Anniversary of the Commencement Date through and including the last day of the seventy-second month at an annual rental rate of $747,765.70 payable in equal monthly installments of $62,313.81;

            (g) For the period commencing on the Sixth Anniversary of the Commencement Date through and including the last day of the eighty-fourth month after the Commencement Date at an annual rental rate of $773,937.50 payable in equal monthly installments of $64,494.79;

            (h) For the period commencing on the Seventh Anniversary of the Commencement Date through and including the last day of the ninety-sixth month after the Commencement Date at an annual rental rate of $801,025.31 payable in equal monthly installments of $66,752.11;

            (i) For the period commencing on the Eighth Anniversary of the Commencement Date through and including the last day of the one hundred and eighth month after the Commencement Date at an annual rental rate of $829,061.20 payable in equal monthly installments of $69,088.43; and

            (j) For the period commencing on the Ninth Anniversary of the Commencement Date through and including the last day of the one hundred and twentieth month after the Commencement Date ("Expiration Date") at an annual rental rate of $858,078.34 payable in equal monthly installments of $71,506.53.

      B. Provided Tenant is not otherwise in default of the terms, covenants, conditions and obligations of this Lease beyond applicable notice and cure dates, then for the period commencing on the Commencement Date through and including the one hundred and eightieth day after the Commencement Date the named Tenant on the first page of this Lease 1) shall be obligated to pay only fifty (50%) percent of the base rent due in subparagraph A, above, and 2) the base rent for the thirty-sixth and thirty-seventh month after the Commencement Date shall be reduced by the sum of $24,479.17 for each month. If the named Tenant has completed Tenant's Work and installed in the Demised Premises an HVAC in accordance with Paragraph 52E, below, and adequate lighting throughout, any assignee of the named Tenant shall be entitled to the abatement provided hereunder. For the purposes of this clause the term "named Tenant" shall include under Article 78H, below, a permissible assignee and the surviving entity in a merger or consolidation and the transferee of substantially all of the assets of Tenant.

43.   SECURITY DEPOSIT

      A. As a security deposit under Article 32, above, Tenant shall deliver to Landlord and, shall, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable standby letter of credit issued by Silicon Valley Bank in form annexed hereto as Exhibit B, or issued by a national bank that is a member of the New York Clearinghouse Association and having its principal place of business or a duly licensed branch or agency in the County of New York, State of New York where such letter of credit may be presented in a form and substance reasonably acceptable to Landlord, in the amount of six hundred and fifty thousand ($650,000.00) dollars. The Letter of Credit shall entitle the Landlord to demand payment unconditionally in the event of any uncured default beyond any applicable notice and cure periods under this Lease by presenting the Letter of Credit, a Draft for the amount to be drawn down, and a written statement of the Landlord, or a duly authorized agent thereof, stating that the Tenant is in default under this Lease beyond any applicable notice and cure periods. Such letter of credit shall have an expiration date no earlier than the first anniversary after the date of issuance thereof and shall be automatically renewed from year to year until one month after the Expiration Date of the Lease unless terminated by the issuer thereof by notice to Landlord given not less than 45 days prior to the expiration thereof. Except as otherwise provided herein, in the event of the termination of any such letter of credit Tenant shall throughout the term of this Lease deliver to Landlord replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than 30 days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be no less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this subparagraph A, Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder.

      B. In the event Tenant defaults beyond any applicable notice and cure periods in respect to any of the terms, provisions, covenants and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default beyond any applicable notice and cure periods or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default beyond any applicable notice and cure periods in respect of any of the terms, provisions, covenants, and conditions of this lease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article, each Security Letter shall provide that the full amount or any part thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's draft drawn on the issuing bank.

      C. In the event that Tenant defaults beyond any applicable notice and cure periods in respect of any of the terms, provisions, covenants and conditions of the lease and Landlord utilizes all or any part of the security represented by the Security Letter, Landlord may, in addition to exercising its rights as provided in subparagraph B, above, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions and conditions of this lease, and may use, apply or retain the whole or any part of said balance to the extent required for payment of rent, additional rent or any other sum as to which Tenant is in default beyond any applicable notice and cure periods or for any sum which Landlord may expend or be required to expend by reason of Tenant's default beyond any applicable notice and cure periods in respect of any of the terms, covenants and conditions of this lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by this Article. In the event the Landlord has received payment of the proceeds of the Security Letter and either (a) Tenant, in fact, had not been in default beyond any applicable notice and cure periods or (b) Tenant cured the default within the time provided elsewhere in this Lease, then Landlord agrees that the Tenant shall have the right to reconvert the cash security to a Security Letter subject to the terms and provisions of this Lease and Landlord shall indemnify and save Tenant harmless against all costs, including, without limitation, reasonable attorney's fees, claims, loss and liability resulting from Landlord receiving payment of the proceeds of the Security Letter.

      D. In the event that Tenant shall fully and faithfully comply will all of the terms, provisions, covenants and conditions of this Lease, the Security Letter shall be returned to

Tenant after the date fixed as the end of the lease (or the earlier termination of this Lease not arising from any default by Tenant) and after delivery of entire possession of the Demised Premises to Landlord. In the event of a sale of the building, Landlord shall have the right to transfer any interest it may have in the Security Letter to the purchaser of the building and Tenant agrees to look solely to the new landlord for the return of said Security Letter, provided such purchaser assumes all responsibilities of Landlord with respect to such Security Letter. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

      E. In the event Landlord sells or leases or intends to sell or lease the building of which the Demised Premises is a part and, in connection therewith, Landlord requests Tenant to change the name of the beneficiary of the Security Letter, and Tenant fails to comply with such request within fifteen (15) days of the making of such request, Tenant shall be deemed to be in default under this Lease and Landlord shall be entitled to demand payment unconditionally of the Security Letter then in its hands.

44.   PAYMENT OF RENT AND ADDITIONAL RENT

      A. (1) The payment of all rent and additional rent under this lease shall constitute a substantial obligation of this tenancy entitling the Landlord to exercise all its rights and remedies under Article 17 of this Lease.

            (2) If Landlord commences a nonpayment summary proceeding under New York Property Actions and Proceedings Law ("R.P.A.P.L.") ss.711 (2), Tenant shall be entitled to be served with any and all notices required to be given thereunder, and Tenant's tenancy will not be terminated in such proceeding by the issuance of a warrant of eviction from a court unless at least fifteen (15) days have elapsed from the making or service of a formal demand for rent as required by law and the issuance of the warrant of eviction, and until a warrant of eviction issues in a proceeding commenced under R.P.A.P.L. ss.711(2). Tenant shall have a right to redeem its tenancy within such fifteen (15) day period by satisfying and curing the amount of rent then in default. In the event of commencement of a proceeding under R.P.A.P.L. ss.711(2) Tenant shall not be deemed "in default beyond any notice and cure period under this Lease" until at least fifteen (15) days after (a) Tenant has failed to pay the amount of rent then due and (b) Landlord has commenced such nonpayment summary proceeding by service of a written demand for rent on Tenant.

            (3) Modifying paragraph (2) of Article 17, Tenant shall be entitled to no less than fifteen (15) days notice specifying the nature of the default and shall have failed to remedy the default as provided in Article 17(1), above, prior to any reentry or commencement of a proceeding other than under R.P.A.P.L. ss.ss.711(2), and in the event of a nonpayment summary proceeding under R.P.A.P.L. ss.711(2) no less than fifteen days shall have elapsed as provided in subparagraph (2), above, and Tenant shall have failed to remedy the default before a warrant of eviction may issue or this Lease may be terminated.

            B. It shall not constitute a bar, preclusion or election of remedies against the enforcement of a landlord's rights and remedies under Article 17 of this Lease for non-payment of rent or additional rent if the Landlord has already commenced a proceeding or action to recover the rent or additional rent.

            C. Tenant covenants and agrees that the monthly installments of annual rental shall be paid by Tenant to Landlord on or before the fifth day of each month without notice or demand by Landlord. In the event that an installment of annual rental is not paid by the first day of each month or any item of additional rent is not paid within the applicable time period following written demand therefor, the Tenant shall pay to the Landlord, as additional rent, a late charge of $300.00 for bookkeeping and administrative expenses of Landlord.

            D. If Landlord receives from Tenant any payment less than the sum of the annual rent, additional rent and other charges ("Partial Payment"), Landlord, in its sole discretion, may allocate such Partial Payment in whole or in part to any other charges or to any combination thereof.

            E. If Tenant is in arrears in payment of rent, additional rent, or other charges, Tenant waives Tenant's rights, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord see fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

            F. Landlord, at Landlord's option, shall have the right, if Tenant has defaulted in the payment of rent and/or additional rent after dishonor of a check three times during the term of the Lease, to demand payment of all current and future installments of rent or additional rent by certified, bank or teller's check or by postal money order.

            G. Unless Owner shall otherwise expressly agree in writing, acceptance of rental payments or additional rent from anyone other than Tenant shall not relieve Tenant of its obligations under this Lease, including the obligation to pay rent or additional rent hereunder, except to the extent of payments received. Furthermore, such acceptance of rent or additional rent shall not be deemed to constitute Owner's consent to an assignment of this lease or a subletting or other occupancy of the Demised Premises by any one other than Tenant, nor a waiver of any of the Owner's rights or Tenant's obligations under this lease.

            H. All payments, other than the annual rental as adjusted from time to time, to be made by Tenant pursuant to this lease shall be deemed additional rent, whether or not specifically so called, and, in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law for non-payment of rent.

            I. Should Tenant default in the timely performance of any covenant, term or condition herein contained on Tenant's part to be performed beyond any applicable notice and cure periods, Landlord, at its option and without thereby waiving such a default, may perform the same for and on account of, and at the expense of the Tenant after fifteen (15) days written notice (except in the event of an emergency, i.e., threat of personal injury and/or damage or destruction of property, when no notice shall be required). Tenant shall pay as an item of additional rent all costs and expenses which Landlord may incur in curing any of Tenant's defaults within fifteen (15) days following delivery of a written demand therefor which costs and expenses shall include, but not be limited to, materials, fees paid to architects, engineers, attorneys, contractors, and subcontractors, fines and penalties.

            J. In the event of a rejection of the Lease under any bankruptcy statute or code, e.g. 11 U.S.C. ss.365 or any successor statute, Landlord shall have the option of making a claim for damages under Paragraph 16Co) or Article 18, above, and if Landlord re-rents the Demised Premises it shall be deemed for the benefit of Tenant and not constitute a termination of Tenant's liability hereunder unless the Landlord expressly elects in writing to the Tenant to the contrary. In the event of an assignment of this Lease by Order of the any State or Federal Court or governmental agency, then the assignee immediately upon the effective date of the assignment 1) the assignee shall deposit with the Landlord an additional security deposit equal to six month's base rent and pay to Landlord all outstanding rent and additional rent, including any attorney's fees incurred by Landlord, then due and owing, and 2) the base rent under Article 42, above, shall be increased by twenty five percent for each payment period.

45.   CONDITION OF PREMISES

      Tenant acknowledges that it has inspected the Demised Premises and is familiar with the physical condition of the same and Tenant agrees to accept the Demised Premises in their "AS IS" physical condition, except for latent defects. Except as provided in Articles 40 and 41, above Landlord shall not be obligated to make any repairs, improvements, or alterations to the Demised Premises (nonstructural) or any fixtures contained therein whatsoever or to furnish, render or supply any work, labor, services, materials, furniture, equipment or decoration in order to make the Demised Premises ready or suitable for Tenant's occupancy. The Landlord shall also not be obligated to make any repairs, improvements, or alterations to any plumbing lines or pipes after the water meter for the Demised Premises, or heating or electrical lines servicing, located in or passing through any fixtures or improvements located in the Demised Premises including, but not limited to, the repair or replacement of any windows, window panes, or plate glass, except that Landlord shall deliver Premises in a clean condition free of all business and personal property.

46.   USE

      A. It is expressly understood that Tenant may not perform any cooking or food preparation on the premises, nor install or use any grills, stoves, ovens, microwave ovens, hot plates or the like except for ovens, hot plates, two refrigerators and sinks for the use by Tenant's employees to reheat meals.

      B. Tenant shall use and occupy the Demised Premises for its own use, except as otherwise provided in this Lease.

      C. Tenant shall use and occupy the Demised Premises solely for the use specified in Article 2 of the printed form of this Lease and this Article and for no other purposes. Tenant specifically covenants and agrees that Tenant shall not use the Demised Premises or any part thereof, nor permit the Demised Premises or any part thereof, to be used for 1) sleeping or residential purposes or for overnight accommodations of patients, 2) as a traditional employment agency, 3) as offices related to consultation of servicing medical, dental, surgical, homeopathic, chiropractic, or other health related needs, or 4) any labor or political organization or activities, or 5) an "adult physical cultural establishment," as defined in the Zoning Resolution of the City of New York (a/k/a "massage parlor"), except that other office applications in conjunction with a computer software and network services company, including, without limitation, the installation, maintenance, and operation of computers, printers, scanners, routers, telecommunications and data equipment and machines, photocopying and facsimile equipment and machines, and other office, mechanical, electronic, optical and other similar equipment and machines shall be permitted. To the best of Landlord knowledge the annexed document is the current certificate of occupancy for the Building, a copy of which is attached hereto as Exhibit C.

      D. In addition, Tenant shall not suffer nor permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (i) violate any of the provisions of any mortgage for which Tenant has received an executed non-disturbance agreement from the mortgagee or requirements of public authorities, and the provisions of which Tenant has received reasonable advance written notice, (ii) make void or voidable any fire or liability insurance policy then in force with respect to the building, (iii) make unobtainable to obtain from reputable insurance companies authorized to do business in New York State fire insurance with extended coverage, or liability, elevator, boiler or any other insurance maintained by Landlord, (iv) cause physical damage to the building or any part thereof, without repairing same (v) constitute a public or private nuisance, (vi) impair, in the sole reasonable opinion of Landlord, the appearance, character or reputation of the building,
(vii) discharge objectionable fumes, vapors or odors, (viii) impair or interfere with any of the building services or the proper and economic heating, cleaning, air conditioning or other servicing of the building or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the building, (ix) violate any of the terms, covenants or conditions contained in this lease, or (x) be illegal or unlawful.

      E. Landlord makes no representations, guarantees, or acknowledgments that the use designated in the lease by the Tenant is permitted under any statute, ordinance, rule, regulation, certificate of occupancy or other present or future law promulgated by any state, federal, municipal, or local government or agency or authority thereof. Landlord further makes no representations that there exists any certificate of occupancy for the building. Landlord shall be responsible for all violations of record prior to the Commencement Date.

      F. Tenant agrees not to make or allow to be made any vibration or noise that might interfere with the safety, comfort and well being of the other tenants in the building or interfere with the use and occupancy of such other tenant's premises.

      G. If any governmental license, permit or certificate of occupancy shall be required for the proper and lawful conduct of Tenant's business, Tenant, at Tenant's sole cost and expense, shall duly procure and thereafter maintain such license, permit or certificate of occupancy and submit the same to inspection by Landlord. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of each such license, permit or certificate of occupancy.

      H. Tenant shall not permit any sign, insignia, advertising, object, notice or other lettering to be exhibited, inscribed, painted or fixed on any part of the outside premises, including, without limitation, any exterior windows thereof, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. In addition to the other remedies herein contained by reason of the default under this covenant, Landlord shall have the right to remove any of the foregoing without any liability and may charge the expense incurred for such removal to the Tenant as additional rent. After the completion of the renovation of the lobby Tenant shall be permitted to install signage, insignia, logos, and other corporate identification in the ground floor lobby entrance and on the exterior of the Building below the second floor in and around the entrance door to the new lobby on the 13th Street side of the Building solely subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

47.   BROKERAGE

      The parties warrant and represent to each other that they had no dealings with any broker or agent in connection with this Lease other than Julien J. Studley, Inc., Helmsley-Spear, Inc., and Michael Ring. Landlord agrees to pay such brokers in connection with the consummation of this Lease a commission in accordance with the terms of separate brokerage agreements between Landlord and such brokers. The parties covenant and agree to hold each other harmless and indemnify each other from and against any and all costs, expenses or liability for any compensation, commissions, fees and charges claimed with respect to this Lease or the negotiation by any person or entity other than brokers. The obligation of Landlord and Tenant contained in this Article shall survive the expiration or earlier termination of this Lease.

48.   RUBBISH REMOVAL AND CLEANING

      A. Tenant covenants and agrees to maintain the Demised Premises and adjacent public and/or common areas in a condition of proper cleanliness, orderliness and state of attractive appearance at all times. Tenant shall be responsible and shall contract for the removal of all rubbish from the Demised Premises and for the cleaning of the Demised Premises all at its sole cost and expense and in accordance with any and all applicable municipal codes and regulations, and Tenant shall provide a designated area within the Demised Premises for the accumulation of rubbish and garbage prior to its removal by a licensed carter. If Tenant fails or refuses to remove any rubbish from, in or around the Demised Premises the Landlord may contract to and/or remove same upon demand by Landlord. Tenant shall pay for the costs of said removal as additional rent.

      B. The Tenant shall use and occupy the Demised Premises in such manner so as to avoid and not create any obnoxious or offensive smells or odors of any kind or otherwise interfere with the comfort and quiet enjoyment of the other occupants of the building. There shall not be any discharge of odors into any portion of the building or its courtyards and Tenant shall, at its sole cost and expense and in accordance with the provisions of Article 62 hereof, install such vents in the Demised Premises as may be necessary in order to prevent such discharge.

      C. Tenant covenants and agrees, at its own cost and expense, to use all reasonable diligence in accordance with reasonable commercial methods for the prevention and extermination of all vermin, insects, rats, and mice in the Demised Premises. Tenant agrees to maintain the Demised Premises in a sanitary condition and free of vermin, insect rat and/or mouse infection.

49.   INSURANCE

      A. Tenant shall obtain or procure their own fire, rental, liability, or other casualty insurance as may be required under the terms of this lease. Supplementing Article 8 of this Lease, each party shall look first to any insurance in its favor (including any insurance required hereunder) before making any claim against the other party for recovery of loss or damage resulting from fire or any other casualty.

      B. (1) Tenant shall, at its sole cost and expense, procure and maintain throughout the term of this lease a comprehensive commercial general liability policy of insurance insuring Tenant and Landlord against any and all risks and/or liability customarily insured against for property damage and bodily injury to or death of a person or persons in, on or about the Demised Premises, occasioned by or arising out of or in connection with the use or occupancy of the Demised Premises, and a fire insurance policy (including extended coverage, vandalism and malicious mischief) covering the Demised Premises and Tenant's property. Such policies must be obtained from an insurance company rated "A" or better and a financial rating of 10 or better by A.M. Best Company Inc. in a combined single limit of not less than $4,000,000.00 in the aggregate with respect to the bodily injuries or to death to more than one person, and/or per occurrence and $400,000.00 per occurrence for property damage, and shall name Landlord as an additional insured. Tenant will deliver a certificate of insurance and all original renewal certificates of said policy to Landlord.

            (2) Tenant shall, at all times during this lease is in effect, maintain for its own benefit and for the benefit of the Landlord, plate and other glass insurance. Tenant will deliver the certificates of said policy and all renewal certificates of said policy to Landlord.

            (3) Tenant shall, at all times during this lease is in effect, maintain for its own benefit, fire and casualty insurance for all the contents, fixtures, personal property, inventory and other moveable or non-moveable property of Tenant. Tenant shall also maintain for its own benefit, business interruption and/or loss insurance with respect to any and all fire or other casualties that may occur at the Demised Premises.

      C. Tenant agrees to pay all premiums and charges for the insurance required to be maintained by Tenant pursuant to the terms of this lease. If Tenant fails to make any such payments when due, or in the event of its failure to deliver and/or pay the premium thereon, then Landlord may, upon fifteen (15) days written notice, pay said premium or charge (but in no event shall be obligated to do so), and upon fifteen (15) days written notice to Tenant, Landlord may collect said payment as additional rent, or deem Tenant to be in default of a substantial obligation of its tenancy. The failure to maintain and/or renew the above policies of insurance beyond applicable notice and cure dates shall constitute a breach of a substantial obligation of this tenancy.

      D. Intentionally Omitted.

      E. Notwithstanding anything contained elsewhere in this Lease to the contrary, in the event Landlord's cost of obtaining and/or maintaining any of the forms of insurance which Landlord may have in force with respect to the lands and/or building of which the Demised Premises form a part shall be increased as a result of Tenant's use or manner of use of the Demised Premises and/or the building (other than the use permitted under this Lease), Tenant shall pay to Landlord as an item of additional rent the increased cost of such insurance within ten (10) days following Landlord's written demand therefor.

      F. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "10".

      G. On or prior to the Commencement Date of the Lease, Tenant shall deliver to Landlord the certificates for policies of insurance, including evidence of waivers of subrogation required pursuant to Paragraph 9 required to be carried by Tenant pursuant to this Lease. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty (20) days prior to the expiration of such policy.

      H. Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring any of the other parties, and each hereby waive their entire right of recovery against the other, for any loss or damage arising out of or incident to the perils insured under fire, extended coverage, all risk and other insurance even though such loss or damage might have been occasioned by the negligence of Landlord or Tenant. Each of Landlord and Tenant (i) shall give notice to their respective insurers that the foregoing mutual waiver of subrogation and recovery is contained in this Lease and, if required by any such insurer, shall obtain such insurer's prior consent to the foregoing waiver of its and its insured's right of subrogation and recovery, and (ii) shall endeavor to obtain from their respective insurers an appropriate clause in, or an endorsement upon, each such insurance policy pursuant to which each such insurer shall agree that the foregoing waiver shall not affect the validity or enforceability of its insured's coverage. If such a clause or endorsement is obtainable only upon payment of an additional premium, each party shall pay such additional premium. The provisions of this paragraph shall be applicable to any new or renewal insurance policies which Tenant or Landlord may obtain during the term hereof.

50.   ADDITIONAL RENT

      A. All payments, other than the annual rental as adjusted from time to time, to be made by Tenant pursuant to this Lease shall be deemed additional rent, whether or not specifically so called, and, in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law for non-payment of rent.

      B. Landlord's failure during the term of this lease to prepare and deliver any statements or bills required to be delivered to Tenant pursuant to the provisions of this lease, or Landlord's failure to make a demand for the payment of any item of additional rent, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect such additional rent during the terms of this lease. Tenant's liability for the payment of any item of additional rent shall survive the expiration or sooner termination of this lease.

51.   NO WAIVER BY LANDLORD

      The receipt of any rent, or any portion thereof, whether specifically reserved or payable under any of the covenants herein contained, after a default on the part of the Tenant (whether such rent is due before or after such default) shall not be deemed to operate as a waiver of any default, except to the extent of such receipt, or of any current default or of the right of Landlord to enforce the payment of any rent herein reserved or to declare a forfeiture to this lease and to recover the possession of the Demised Premises as provided in this lease. Nor shall the failure to enforce any covenant after its breach or any provision after default be construed as a waiver on the part of Landlord of any rights under this lease.

52.   UTILITIES

      A. The use of electricity and gas required by Tenant at the Demised Premises ("Utilities") is not included in the rent. Tenant shall obtain Utilities directly from the public utility company serving the building through meters, if any, installed for such purpose. Tenant covenants and agrees to pay all bills for Utilities consumed in the Demised Premises directly to the public utility company supplying the same. Tenant shall, at is sole cost and expense, install, maintain and/or repair such equipment or systems, including feeders, risers and/or wiring installations, as Tenant may require in order to obtain Utilities and such meters as may be necessary to measure Tenant's consumption of Utilities at the Demised Premises. In addition, Tenant shall pay all charges including, but not limited to, deposits, imposed by the public utility company serving the building in connection with obtaining Utilities. Landlord shall cause to provide such necessary access to such equipment and systems, including feeders, risers and/or wiring installations as are contained in the common areas of the Building and reasonable access to tenanted spaces, subject to the provisions of such tenants' applicable leases (and any costs incurred by Landlord arising from such access shall be reimbursed by Tenant as additional rent), for the Tenant to provide Utilities to the Demised Premises.

      B. Unless caused by the willful or negligent acts of Landlord, Tenant shall not be released or excused from the performance of any of its obligations under this Lease for any change in the quantity or quality of service, failure or interruption or curtailment or cessation of Utilities service for any reason whatsoever, and no such change, failure, interruption or curtailment or cessation shall constitute a constructive or partial eviction or entitle Tenant to an abatement of, offset against, or deduction from rent or additional rent or impose any liability upon Landlord.

      C. If Tenant shall make any connections to any Utilities line servicing the Building common areas only without the permission or prior written consent of the Landlord and without paying for the electric charges for same, then the Landlord may without notice disconnect or discontinue this use. In such an event, if Tenant cannot prove the amount of actual electric used and the amount due Landlord for same, then the Tenant shall be liable to pay to the Landlord as additional rent an amount equal to the entire utility bill for the building in which the Demised Premises form a part rendered by the utility company servicing the building for four (4) months prior to the date Landlord obtains knowledge of said unauthorized use of the applicable utility line upon five (5) days written demand.

      D. If Tenant shall require or request to use or make any connection to any lines, feeders, cables, end boxes, distribution boxes or other electrical, plumbing or heating equipment servicing the building, then Landlord makes no warranty as to fitness for use (except as otherwise provided in this Lease) or other warranties concerning the physical condition of the lines, feeders, cables, end boxes, distribution boxes, or other electrical, plumbing or heating equipment servicing the building. If any repairs are required to be made to said electrical, plumbing or heating equipment in order that electrical current, plumbing or heating be supplied to the Demised Premises, except that which are the responsibility of the Landlord to maintain, then said repair shall be done at Tenant's sole cost and expense. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, will be installed by Tenant, at the sole cost and expense of Tenant, provided such installation will not cause or create a dangerous or hazardous condition nor reduce or interfere with any other tenant's use and enjoyment of their spaces or access to their spaces in breach of the provisions of such tenant's applicable leases. If any work, replacement or repair is required to be performed by Landlord, then said work shall be performed by Landlord in as reasonably expeditious a manner as is practicable and Tenant shall not be entitled to any set-off allowance or claim for diminution of rental value and Landlord shall have no liability to Tenant for any inconvenience, annoyance, or injury to Tenant is said work is not performed timely.

      E. Landlord shall not be obligated to provide heat, hot water, air conditioning, or ventilation, to the Demised Premises. If Tenant shall require said services, it shall be at its sole costs and expense. Tenant shall install a heat ventilation and air conditioning system ("HVAC) sufficient to adequately cool and to heat the Demised Premises in accordance with applicable law.

53.   ESTOPPEL CERTIFICATE

      A. Upon Landlord's written request, but no more frequently than four (4) times in any twelve (12) month period, and upon such forms as Landlord's supplies and are customarily used for such purpose, Tenant shall confirm the existence of this lease and any modifications hereto as evidenced by a written agreement, and/or specific terms hereof (said form shall hereinafter be referred to as an "Estoppel Certificate"). Tenant shall within fifteen (15) days from receipt of an Estoppel Certificate, execute the same in the presence of a notary public who shall thereafter complete the acknowledgment and Tenant shall return said Estoppel Certificate to Landlord and/or Landlord's designee by the means specified. All parties to whom said Estoppel Certificate is addressed shall be absolutely entitled to rely upon the statements of Tenant therein contained.

      B. If, in connection with obtaining financing, a bank, insurance company, or other lending institution shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created.

54.   NO LIABILITY ON LANDLORD

      A. To the maximum extent permitted pursuant to Section 5-321 of the General Obligations Law of the State of New York or law of like import now or hereafter in force and effect, Landlord shall not be liable to Tenant for any damage to Tenant's property or injuries to the person of Tenant, its agents, servants, employees, invitees and/or visitors and Tenant hereby releases Landlord from all liability for damage caused by or resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow leaking into the building, bursting of pipes or other conduits, damages and injuries caused by anyone other than the Landlord, its agents, servants or employees and/or any other cause of any nature whatsoever.

      B. If at any time any windows in the Demised Premises are temporarily closed, darkened or bricked-up for any reason whatsoever including, but not limited to, Landlord's own acts, Landlord shall not be liable to Tenant for any damages that Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement or rent, additional rent, or other charges, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction of the Tenant.

      C. Tenant shall indemnify and save Landlord harmless from and against (i) any and all claims against Landlord of whatever nature arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees and/or visitors, including any claims arising from any act, omission or negligence of Tenant, (ii) all claims against Landlord arising from any accident, injury or damage occurring outside of the Demised Premises, but within or about the lands and buildings where accident, injury or damage result or is claimed to have resulted from an act or omission of Tenant, its contractors, licensees, agents, servants, employees, invitees and/or visitors, including any claim arising from any act, omission or negligence of Tenant, and
(iii) any breach, violation or nonperformance of any of the terms, covenants, and conditions contained in this lease on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless covenant shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses (including attorneys' fees and disbursements) of any kind or nature incurred in connection with any such claim or proceeding brought thereon, and the defense thereof by the Landlord. If any claim, suit or demand is brought or made against Landlord for a matter covered by this indemnity, Landlord shall give Tenant prompt notice thereof and Tenant, upon receipt of such notice from Landlord, shall have the right to defend such claim, suit or demand with counsel reasonably satisfactory to Landlord. This indemnity and hold harmless covenant shall survive the expiration or the earlier termination of the term of this lease and for any period of time prior to the commencement of the term of this lease during which Tenant was given access to the Demised Premises.

      D. Tenant shall reimburse Landlord, as an item of additional rent within fifteen (15) days following written demand therefor, for all expenditures incurred by or damages or fines sustained or incurred by Landlord due to Tenant's default of the provisions of this Article. In any action or proceeding brought by Tenant against Landlord based on the allegations that Landlord has acted in an arbitrary and capricious manner and contrary to its contractual obligations not to act unreasonably in denying permission or refusing to approve any act that Tenant may desire to perform, Tenant may seek damages against Landlord in addition to an injunction or a declaratory judgment.

      E. Notwithstanding anything provided in this lease or provided at law or in equity to the contrary, in the event that Tenant shall obtain a monetary judgment against Landlord in any action or proceeding, Tenant shall seek satisfaction of such a judgment only from Landlord's estate and interest in the lands and buildings of which the Demised Premises form a part (or the proceeds from the sale thereof) and no other property or other assets belonging to Landlord or its directors, officers, partners, principals (disclosed or undisclosed) or employees shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of any such judgment arising from the relationship of Landlord and Tenant hereunder, Tenant's use and occupancy of the Demised Premises or this lease. If Tenant shall acquire a lien on such other property or assets by judgment or otherwise, Tenant shall promptly release such lien by executing and delivering to Landlord an instrument to the effect prepared by Landlord. Tenant's covenants as contained in this Article shall survive the expiration or the earlier termination of the term of this lease.

55.   MECHANIC'S LIEN

      In no event shall any material or equipment be incorporated into the Demised Premises in connection with any alterations, installations, additions, improvements, repairs or replacements made by Tenant including, but not limited to, Tenant's changes, which is subject to any lien, encumbrance, chattel mortgage, security interest or charge of any kind whatsoever, or is subject to any conditional sale or other similar or dissimilar title retention agreement without the express written consent of Landlord. Any mechanic's or materialman's lien filed against the lands and/or the building or Landlord's interest therein, for work claimed to have been done, or for materials claimed to have been furnished to Tenant, shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's sole cost and expense, by filing a bond as provided by law or otherwise. If Tenant shall fail to have discharged any lien or encumbrance described in this Article, Landlord may, but shall not be required to, cause such lien or encumbrance to be discharged by bonding or otherwise, and Tenant shall reimburse Landlord, as an item of additional rent, for all costs and expenses which Landlord may incur, including attorneys' fees and disbursements, within fifteen (15) days following written demand.

56.   GOVERNMENTAL REGULATIONS

      A. In the event the Tenant makes any alterations, decorations, installations, etc., including, but not limited to, Tenant's changes, if any, that do not comply with applicable building regulations, administrative agency, governmental or quasi-governmental agency regulations, or that may result in the imposition of any fines, penalties (civil or criminal) or any monetary awards, costs or fees against Landlord, Tenant shall be liable for any and all costs associated therewith including, but not limited to, attorneys' fees, architects' fees, engineering fees, penalties, fines, renovation costs, construction costs, consultation and any and all other costs, which shall be deemed additional rent and due fifteen (15) days after the rendition of Landlord's statement to Tenant.

      B. Notwithstanding anything contained elsewhere in this Article to the contrary, if, at any time during the term of this Lease, Landlord expends any sums for the installation of a sprinkler system or any similar or dissimilar fire protection or detection device in the Demised Premises or that any changes, modifications, alterations, or additional sprinkler heads, or other equipment be made or supplied in an existing sprinkler system pursuant to any law, order, ordinance, or regulation of any governmental entity, department, commission or any direction of any public officer pursuant to law or of the New York Board of Fire Underwriters or any similar body or if any such installation shall be made to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Board or by any fire insurance company, Tenant shall pay to Landlord, as an item of additional rent, the cost of such installation within the Demised Premises or as it affects the Demised Premises directly within fifteen (15) days following demand therefor.

      C. Supplementing the provisions of Article 6 hereof, Tenant shall, subject to the provisions of Article 46, paragraph E, above, promptly comply with and give prompt notice to Landlord of any notice it receives of the violation of any present or future law, order, ordinance, or regulation of any governmental entity, department, commission, or any direction of any public officer pursuant to law or of the New York Board of Fire Underwriters or the use or occupation thereof, and Tenant shall effect such compliance at its sole cost and expense.

57.   TENANT'S PROPORTIONATE SHARE

      For the purposes of this lease and rider "Tenant's Proportionate Share" shall be deemed to be twenty (20%) percent.

58.   TAXES

      A. "Base Year" - Fiscal Year commencing July 1, 1999 and expiring June 30, 2000.

      B. "Comparative Year"-Fiscal Year commencing July 1 of any year after the Base Year during which the Lease is in effect and ending June 30th of the subsequent year.

      C. Tenant agrees to pay as additional rent Tenant's Proportionate Share of an amount equal to the difference of the Real Estate Taxes imposed on Block 577, Lot 19 in the Borough of Manhattan, City of New York, being the tax lot that encompasses the Demised Premises, for Comparative Year over that imposed for the Base Year (hereinafter referred to as the "Tax Payment"). Said additional rent shall be paid within fifteen (15) days after the rendition to Tenant of a statement from Landlord. For any partial fiscal year during the term of this lease, Tenant shall be obligated to pay only a pro rata share of Tenant's Proportionate Share. Photostatic copies of tax bills rendered by the City of New York to Landlord or its Mortgagee or Agent shall accompany any statement rendered to Tenant for a Tax Payment and shall be conclusive evidence' of the amount of Real Estate Taxes fixed and of any increase in Real Estate Taxes, unless Tenant proves same is incorrect.

      D. The term "Real Estate Taxes" shall mean the aggregate of the real estate taxes, assessments and other governmental charges and levies, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind or nature whatsoever (including without limitation assessments for public improvements or benefits and interest on unpaid installments thereof) which may be levied, assessed or imposed or become liens upon or arise out of the use, occupancy or possession of the building and/or lands in which the Demised Premises are a part, from time to time, as the same are finally determined. If, due to any certiorari or other proceeding now or hereafter brought by or on behalf of Landlord, the Real Estate Taxes for the Base Year shall be reduced after Tenant shall have paid Tenant's Proportionate Share of any increase therein, then the Tax Payment payable by Tenant for all Comparative Years shall be recomputed on the basis of such reduction and Tenant shall pay to Landlord, as additional rent, within fifteen (15) days after the rendition to Tenant of any statement thereof, Tenant's Proportionate Share attributable to such reduction. Real Estate Taxes shall also include any increase resulting from any additions, improvements or alterations whether or not they benefit the Demised Premises. The term Real Estate Taxes shall not, however, include inheritance, estate, succession, transfer, gift, franchise or profit tax imposed upon Landlord provided, however, that if any time during the terms of this lease the methods of taxation prevailing at the commencement of the terms of this lease shall be altered so that in addition to, in lieu of, or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from the building; (ii) a license fee measured by the rents received by the Landlord from the building or (iii) a tax or license imposed on the Landlord which is otherwise measured by or based in whole or in part upon the building or any portion thereof, then such tax or the fee shall be included in the computation of taxes, computed if the building were the only property of Landlord subject thereto. If Landlord shall incur any expenses including, but not limited to, attorneys' fees and disbursements in connection with the Landlord's endeavor to reduce or prevent any increase in the assessed valuation, Tenant shall be obligated to pay, as additional rent, Tenant's Proportionate Share of such expense within fifteen (15) days after rendition of a statement by Landlord to Tenant.

      E. Tenant's and Landlord's obligation pursuant to this Article shall survive the expiration of the termination of this lease.

      F. Notwithstanding the foregoing, Tenant shall pay to Landlord as additional rent Tenant's Proportionate Share of the Real Estate Taxes solely attributable to the 14th Street Business Improvement District. Subparagraphs (A) and (B), above, shall be inapplicable to computation of the additional rent under the subparagraph.

      G. Notwithstanding anything herein to the contrary, Tenant shall not be obligated to pay additional rent for Real Estate Taxes at any time sooner than Landlord becomes obligated without penalty or interest to remit Real Estate Taxes payment to the City of New York.

      H. If the Landlord obtains a refund in Real Estate Taxes for any Comparative Year for which Tenant has paid its additional rent for Real Estate Taxes to Landlord, then after any credit or offset Landlord shall adjust the Real Estate Taxes for the Comparative Year for which the refund was received and credit to Tenant the amount of any overpayment resulting therefrom, except after the expiration of the Lease when Landlord shall promptly pay to Tenant the amount of any overpayment resulting therefrom. Any credit due to Tenant shall be offset against any amounts due by Tenant when paid to Landlord.

59.   LIMITATIONS ON RENT

      If, at the commencement of, or at any time during the term of this Lease, the rent reserved in this Lease is not fully collectible by reason of any federal, state, county or city law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant agrees to take such steps as Landlord may request to permit Landlord to collect the maximum rents which may be legally permissible from time to time during the continuance of such legal rent restriction (but not in excess of the amounts reserved therefore under this Lease). Upon the termination of such legal rent restriction, Tenant shall pay to Landlord, to the extent permitted by law, an amount equal to (a) the rents which would have been paid pursuant to this Lease for such legal rent restriction less (b) the rents paid by Tenant to Landlord during the period such legal rent restriction was in effect.

60.   INTENTIONALLY OMITTED.

61.   LEASE NOT BINDING UNLESS EXECUTED AND DELIVERED

      It is specifically understood and agreed that this lease is offered to Tenant for signature subject to Landlord's acceptance and approval and that Tenant has hereunto affixed its signature with the understanding that this lease shall not in any way bind Landlord or Tenant until such time as the same has been approved and executed by Landlord and delivered to Tenant.

62.   TENANT ALTERATIONS

      A. Anything in Article 3, above, notwithstanding, the parties hereto agree that Tenant shall be permitted, at its sole cost and expense, to make alterations, repairs, installations, additions or improvements (collectively, "Alterations"), which are non-structural and do not affect Building systems, provided that Tenant furnishes Landlord with copies of detailed plans and with completed, finished, detailed architectural drawings and specifications for Tenant's installation work and with detailed mechanical plans and specifications, where necessary (and which shall be prepared by an engineer selected by Tenant reasonably satisfactory to Landlord) for air conditioning system and ductwork, heating, electrical, plumbing and other mechanical plans therefor ("Plans and Specifications"), which Plans and Specifications shall be suitable for filing with the appropriate governmental agencies and shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided that Landlord shall respond to requests for approval as soon as practicable, but in no event later than fifteen business days after Landlord receives the Plans and Specifications; and provided further that after the completion of Tenant's Work and Tenant's initial alteration and improvement to the Demised Premises Landlord's approval shall not be required for decorating or painting of the Demised Premises or for non-structural alterations costing less than $50,000 ("Minor Alterations") if Landlord has received written notice from Tenant that it is performing said work. If Landlord shall disapprove any submission by Tenant, Landlord shall set forth in reasonable detail the reasons for its disapproval. As a condition for Landlord's approval Tenant shall pay all costs and expenses incurred by Landlord to have Tenant's plans and specifications reviewed by its architect, engineers or other necessary professionals, and Landlord shall use its reasonable efforts to keep such costs and expenses to a minimum. After its approval of the Plans and Specifications, Landlord shall sign any necessary building department permit applications and otherwise cooperate with Tenant in obtaining any necessary governmental approvals. Tenant covenants and agrees that no Alterations (whether structural or non-structural) will be made except in compliance with, and Tenant hereby covenants that it will comply with, each of the following provisions:

                  (i) all Alterations except Minor Alterations shall be made and completed in accordance with the plans and specifications and contract documents theretofore submitted and approved by Landlord (subject to unavoidable delays); provided, however, that no such approval of Plans and Specifications by Landlord shall relieve Tenant of its obligations with respect to governmental authorities as set forth in subparagraph (ii) below;

                  (ii) before any Alterations are begun, Tenant shall procure, at its sole cost and expense, all necessary licenses, permits, approvals and authorizations from all governmental authorities and shall, deliver photocopies thereof to Landlord, together with all insurance, including comprehensive liability, builder's risk and workmen's compensation in amounts and with companies reasonably satisfactory to Landlord;

                  (iii) all Alterations shall be made in a first class manner in compliance and conformity with all applicable laws and ordinances (including, but not limited to, all building and zoning laws and ordinances) and with all applicable licenses, permits, authorizations and approvals, and with all applicable rules, regulations, orders and requirements of all governmental authorities, as well as those of the national and local Boards of Fire Underwriters, or any other body or bodies exercising similar functions;

                  (iv) any and all Alterations, including HVAC, electrical and plumbing work, as specified in the plans and specifications, must be performed only by contractors or mechanics selected by Tenant (Landlord may recommend and propose acceptable contractors) and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, (but employed and compensated by Tenant) for the performance of such work and any and all work performed to Building systems that does not solely affect the Demised Premises or in and to the common areas shall be performed by Contractors and mechanics selected by Tenant (Landlord may recommend and propose acceptable contractors) and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, at Tenant's cost and expense;

                  (v) in making any such Alterations, Tenant shall not violate the terms or conditions of any mortgage encumbering the Building or of any insurance policy affecting or relating to the Building, the applicable terms of which Landlord has advised Tenant;

                  (vi) promptly after the completion of all or part of any
            Alteration, Tenant shall deliver to Landlord an itemized statement, showing the total actual cost of such alteration incurred to the date of such completion, classified by building trades, together with the cost of professional services (architectural and engineering) and governmental permits incurred in connection therewith, and shall procure, at Tenant's own expense (to be shown, if any, on said itemized statement), all such approvals by governmental authorities, if any, of the completed Alterations as may be required by any applicable law or ordinance or any applicable rule or regulation of governmental authorities, and all such insurance organizations' approvals, if any, as may be required or customary in connection therewith, and shall, within ten (10) days after receipt, deliver photocopies thereof to Landlord;

                  (vii) Tenant shall pay all costs, expenses and liabilities arising out of or in connection with or by reason of any Alterations, and shall keep the Demised Premises and the Building flee and clear of all liens, claims and encumbrances in any way arising out of or in connection with or by reason of any such Alterations and shall obtain and deliver to Landlord appropriate lien waivers executed by all contractors, mechanics and other such workers;

                  (viii) prior to the commencement of its work in the Demised
            Premises and as a condition for Landlord's approval of Tenant's work in the Demised Premises, Tenant shall obtain and deliver a written letter of authorization, in the form reasonably satisfactory to Landlord's counsel, signed by architects, engineers and designers, employed or retained by the Tenant to perform any Tenant alteration or work, which shall confirm that on request of Landlord said architect, engineer or designer issue such necessary sign-offs with the appropriate governmental agencies so that any application therein filed may be completed in order to avoid any violation, penalty or order to be issued from the appropriate governmental agencies; and

      B. Tenant must at its own cost and expense to connect its fire alarm system to the fire alarm system in the Building using only contractors approved by Landlord and with sufficient connections as is necessary to accommodate Tenant's layout. If Tenant makes or maintains such connection it shall pay to Landlord as additional rent twenty-five (25%) percent of the cost for the fire alarm maintenance and service contract for the Building that Landlord has or continues to maintain, as additional rent. Tenant shall be fully responsible for the maintenance and repair of the fire alarm system within the demised premises. Said payment shall be due from Tenant fifteen (15) days after rendition by Landlord to Tenant of a statement therefor.

      C. Tenant shall be permitted to install its HVAC equipment on the roof of the building of which the demised premises are a part at such location as designated by Landlord and to install any necessary venting and ductwork in the 161/2" by 161/2" (dimensions are approximate) shaft-way near the east freight elevator on the 13th Street side of the Building, subject to the rights of existing Tenants of the Building under their leases. Landlord will make available to Tenant access to the roof for the construction, installation, maintenance, repair, and operation of the HVAC equipment, and Tenant shall at all times protect the roof so as not to perforate the roof membrane.

      D. Tenant shall not be required to remove any fixtures, paneling, partitions, railings or other installations, including, without limitation, its HVAC equipment, constituting a part of the initial fitting up of the demised premises or subsequently installed by Tenant and reasonably usable for an ordinary office tenancy.

63.   SEVERABILITY

      This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease or any part thereof to be drafted. If any provision of this lease shall be determined to be void or unenforceable by any court of competent jurisdiction, then such determination shall not affect any other provisions of this lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this lease is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid.

64.   NO COUNTERCLAIMS

      Tenant shall and hereby does waive its right and agrees not to interpose any counterclaim or set off, of whatever nature or description, in any proceeding or action that may be instituted by Landlord against Tenant to recover rent, additional rent, other charges, possession, or for damages, or in connection with any matters or claims whatsoever arising out of or in any way connected with this lease, or any renewal, extension, holdover, or modification thereof, or the relationship of Landlord and Tenant, or Tenant's use or occupancy of said premises, unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim. This clause, as well as the "waiver of jury trial" provision of this lease, shall survive the expiration, early termination, or cancellation of this lease or the term thereof. Nothing herein contained, however, shall be construed as a waiver of Tenant's right to commence a separate action on a bona fide claim against Landlord.

65.   EARLY OCCUPANCY

      If Tenant shall commence occupancy of the Demised Premises prior to the commencement date of this Lease, then occupancy shall be on all of the same terms, covenants, and conditions as are contained in this lease except for the covenant to pay annual rental, and Tenant shall comply with such reasonable rules, regulations, or requests of Landlord in connection with Tenant's occupancy of the Demised Premises. Landlord shall not be liable, and Tenant hereby releases Landlord from any liability, for any injury or damage to Tenant's person or property incurred in connection with Tenant's occupancy of the Demised Premises prior to the commencement of the term of this lease.

66.   LANDLORD'S CONSENT

      If Tenant shall request Landlord's approval or consent and Landlord shall fail or refuse to give such approval or consent, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenant's sole remedy shall be an action for injunction or specific performance (the rights to money damages or other remedies being hereby specifically waived), and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not to unreasonably withhold its consent or approval or where, as a matter of law, Landlord may not unreasonably withhold its consent or approval. If the Landlord shall be successful in any such action concerning Landlord's failure or refusal to give its consent, then Landlord shall be entitled to the reasonable attorney's fees, costs and expenses that it incurred with respect to said action or in the consideration of the Tenant's request. If Tenant shall be successful in any action concerning Landlord's unreasonable failure or refusal to give its consent where Landlord shall have expressly agreed in writing not to unreasonably withhold its consent or approval or where, as a matter of law, Landlord may not unreasonably withhold its consent or approval, then Tenant shall be entitled to the reasonable attorney's fees, costs and expenses that it has incurred with respect to said action.

67.   NO OTHER APPURTENANT RIGHTS

      Landlord represents and Tenant acknowledges that there are no other appurtenant rights, easements, covenants to use or other incorporeal hereditaments with respect to any other portions of the building in which the Demised Premises form a part other than those specifically described in this lease.

68.   SUBORDINATION AND ATTORNMENT

      A. This lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to all ground leases, overriding leases, and underlying leases of the land and/or the building now or hereafter existing and to all mortgages and building loan agreements, including without limitation leasehold mortgages, which may now or hereafter affect the land and/or the building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages and/or building loan agreements, and to all renewals, modifications, replacements, assignments, and extensions of such leases, building loan agreements, mortgages and spreaders and consolidations of such mortgages.

      This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly, at its sole cost and expense, execute and deliver any instrument in recordable form that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective assigns or successors-in-interest may reasonably request and repair to evidence such subordination. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "superior leases" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages" and the lessor of a superior lease or its successor-in-interest, at the time referred to, is sometimes hereinafter called a "lessor" and the holder of a superior mortgage or its successor-in-interest at the time referred to is sometimes hereinafter called a "holder".

      B. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such holder or lessor within a reasonable period of time, until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease otherwise, after similar notice, to effect such remedy,) provided such holder or lessor shall with due diligence give Tenant written notice of its intention to and commence and continue to, remedy such act or omission.

      C. If the fee owner of the lands and/or building of which the Demised Premises form a part, the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or through termination for any reason of the leasehold estate covering the lands and/or building or by delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes called "successor landlord,") and upon such successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor Landlord as Tenant's Landlord under this lease. The foregoing provisions shall inure to the benefit of any such successor landlord, and shall be self-operative upon any demand, without requiring any further instrument to give effect to said provisions. Tenant, however, upon demand of any such successor landlord, agrees to execute, from time to time, an instrument in confirmation of such attornment which is reasonably satisfactory to such successor landlord. Upon such attornment this lease shall continue in full force and effect for the remainder of the term originally demised under this lease as, or as if it were, a direct lease between successor landlord and Tenant upon all of the terms, covenants, conditions, agreements and provisions as are set forth in this lease.

      D. If, in connection with the procurement, continuation, or renewal of any financing for which the land and/or the building or the interest of the lessee under a superior lease represents collateral in whole or in part, any institutional lender shall request reasonable modifications of this lease as a condition of such financing, Tenant will not withhold its consent thereto provided that such modifications do not materially increase the obligations of Tenant under this lease or materially and adversely affect any rights of Tenant under this lease.

      E. Landlord agrees promptly to submit to any current or future holders of superior mortgagees and lessors of superior leases and thereafter to use reasonable efforts to obtain from any current or future holders of superior mortgagees and lessors of superior leases, and deliver to Tenant a non-disturbance agreement in a form acceptable to and then being customarily used by to such current or future holders of superior mortgagees and lessors of superior leases providing at a minimum, in effect, that so long as no default exists by Tenant under this Lease that would entitle Landlord to terminate this Lease, this Lease shall not be terminated, Tenant's use, possession, or enjoyment of the Demised Premises will not be interfered with, and Tenant will not be named or joined in any action or proceeding to foreclose a superior mortgage or terminate a superior lease and any such action shall not result in the termination or cancellation of this Lease, and Tenant shall agree to attorn to such holders of superior mortgages and lessors of superior leases upon the then executory terms and conditions of this Lease provided (a non-disturbance agreement substantially in the form attached hereto as Exhibit D shall be deemed to comply with the foregoing provisions): a) no request shall be required to be made to any future holders of superior mortgagees and lessors of superior leases prior to the issuance of a superior mortgage or superior lease, provided that Landlord shall promptly thereafter make such request; b) Tenant shall promptly furnish such information as such current or future holders of superior mortgagees and lessors of superior leases reasonably request; c) Tenant shall not be in default under this Lease beyond the applicable notice and cure date; d) no event described in
Article 16(a) shall have occurred during the term of this Lease; and e) Tenant shall bear and hold Landlord harmless and/or reimburse Landlord for any and all costs and expenses for the negotiation and issuance of said agreement as requested by such current or future holders of superior mortgagees and lessors of superior leases, and Landlord shall use its reasonable efforts to keep such costs and expenses to a minimum. In the event that Landlord shall fail to obtain from the now existing holders of superior mortgages and lessors of superior leases or from the holders of superior mortgages or lessors of superior leases who become such within the period of thirty (30) days after the execution and delivery of this Lease by Landlord and Tenant ("Current Paramount Interests") and deliver to Tenant such a non-disturbance agreement within thirty (30) days after the execution and delivery of this Lease by Landlord and Tenant, Tenant shall have ten (10) days from the date of receipt of written notice thereof from Landlord to terminate this Lease and Landlord shall promptly return to Tenant the Security Letter only and any money paid to Landlord by Tenant. Landlord represents and warrants to Tenant that as of the date of this Lease the only holders of superior mortgages and lessors of superior leases are Bank of New York and the only holders of superior mortgages or lessors of superior leases that Landlord intends to have within the period of thirty (30) days after the execution and delivery of this Lease by Landlord and Tenant are Independence Community Bank.

69.   OCCUPANCY TAX

      To the extent that Tenant is liable to pay same pursuant to law, Tenant shall pay any occupancy tax or rent tax now in effect or hereafter enacted directly to the taxing authority responsible for the collection of the same. In the event such occupancy tax or rent tax is payable by Landlord in the first instance or hereafter required to be paid by Landlord pursuant to law, such tax shall be paid to Landlord as additional rent within fifteen (15) days following Landlord's written demand therefor. Nothing contained herein shall be deemed to require Tenant to pay municipal, state, federal income, inheritance, estate, succession, transferor gift or any corporate franchise tax imposed upon Landlord.

70.   DEFINITION OF LANDLORD

      For the purposes of this lease, the terms "Landlord" and "Owner" are used interchangeably and shall at all times refer to Samson Associates LLC, its agents, successors, assigns, representatives, executors, administrators, trustees of Owner or Landlord.

71.   REPAIRS AND MAINTENANCE

      A. Tenant shall, at its sole cost and expense, take good care of and make all interior repairs and replacements to the Demised Premises and the fixtures and appurtenances therein, non-structural, foreseen and/or unforeseen, and ordinary and/or extraordinary during the Term of this lease, which shall include, without limitation, all non-structural repairs and replacements of the Demised Premises' plumbing, electrical, heating, ventilating and air-conditioning systems, floors, walls, ceiling, plate glass, doors, pipes, conduits, columns, foundation and load bearing or common walls, concrete floors, sidewalks and canopies appurtenant to the Demised Premises as and when needed so as to preserve, maintain and/or keep the Demised Premises in good working order, conditions and/or repair and in tenantable condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. Owner shall maintain and repair the exterior of, structural portions of, plumbing and sewer lines before the branch to the Demised Premises and the public portions of the building of which the demised premises are a part so long as said repair is not necessitated by the negligent or willful acts of Tenant, Tenant's employees, contractors or invitees.

      B. The quality of workmanship and materials used with respect to the repairs, replacements, maintenance and other work required to be done under this Article and/or Article 4 hereof shall be at least equal in quality and class to the original materials and workmanship.

72.   DESTRUCTION BY FIRE OR OTHER CAUSE

      If, pursuant to the terms and conditions contained in this Article or
Article 9 hereof, Landlord is required to repair the Demised Premises after a destruction by fire or other casualty, then, notwithstanding anything to the contrary contained in Article 9, hereof, Landlord shall be required to restore only the basic "shell" of the Demised Premises and only after it has received the proceeds of all fire insurance policies affecting the Building. Landlord shall not be required to expend any sums that may exceed such insurance policies. Landlord shall have no obligation to repair any damage to, or to replace any alterations on, Tenant's property.

73.   CONFLICT AND CONSTRUCTION

      If there is any conflict between the terms contained in the printed form lease and the terms contained in this Rider, the provisions of this Rider shall govern. This Lease shall be construed without regard to any presumption or rule of construction, as to drafting, against the party who caused the drafting of this Lease, or any part thereof.

74.   WATER AND SEWER CHARGES

      Supplementing Article 29 hereof, but anything contained therein to the contrary notwithstanding:

      A. Landlord will install, at Tenant's cost, meters for the purpose of measuring the Tenant's consumption of cold water in the event that such meters have not heretofore been installed. Such meters shall be maintained and read (which cost of reading, calculating and preparing such water and sewer bills shall be collectible as additional rent by Landlord) at

Tenant's sole cost and expense. If meters are presently installed, Tenant shall maintain existing meters at its sole cost and expense.

      B. Commencing on the execution date hereof, the Tenant shall pay for all water consumed in its entire operation. The charges for such consumption shall be measured by the cold water meter, at the New York City cold water tap rate, which rate shall be the rate currently in effect at the time of Tenant's consumption of said cold water (including applicable sewer charges);

      C. Bills rendered by Landlord for water consumption shall be payable by Tenant as additional rent within fifteen (15) days of rendition. A failure to remit full payment within said fifteen (15) day period shall be deemed a breach of a substantial obligation of the tenancy and a default in fulfilling a material covenant and condition of this Lease. All bills tendered by Landlord shall be final, conclusive and binding upon the Tenant unless Tenant within sixty (60) days of the receipt of such bill send to Landlord a written itemized statement specifying the amount in dispute and the nature of said dispute.

75.   ASBESTOS

      A. Landlord makes no representation as to whether or not there is any asbestos or asbestos containing material in the Demised Premises (hereinafter collectively referred to as "Asbestos") in the Demised Premises. In the event at any time during the term of this lease, asbestos is discovered in the Demised Premises, then, unless the same has been introduced into the Demised Premises by Tenant or its agents, contractors or employees, Landlord shall remove or encapsulate same as required by applicable law at Landlord's sole cost and expense and Tenant shall give Landlord such necessary access to the Demised Premises to remove the Asbestos without the same constituting an eviction.

      B. On or before the Commencement Date hereunder, Landlord, at Landlord's sole cost and expense, shall deliver to Tenant an ACP-5 certificate with respect to the Demised Premises.

76.   LIGHTING FIXTURES

      All existing lighting and plumbing fixtures or heat, ventilation and air conditioning system now contained or thereafter installed in the Demised Premises are or shall be deemed the property of the Landlord and shall be maintained and repaired and/or replaced by Tenant as and when necessary. At the end of the term, Tenant shall not remove any such fixtures, whether original or replaced by Tenant or installed by Tenant in the Demised Premises.

77.   GAS, ELECTRIC AND WATER METERS

      Supplementing the provisions of Articles 29, 52, and 74 hereof, Tenant acknowledges and agrees that if gas, water and electric service is provided to the Demised Premises, Tenant shall be responsible at its own cost and expense for installing its own meters in order to provide service to the Demised Premises. If the collective cost for the installation of all of such meters exceeds $5,000.00, then Landlord agrees to reimburse to Tenant the amount of such cost that is in excess of $5,000.00.

78.   ASSIGNMENT AND SUBLETTING

      A. Supplementing Article 11 of this Lease, Tenant shall be permitted to assign its lease, or sublet a) not more than 10,000 square feet of useable space during the first five years of this Lease for a term to expire before the expiration of the fifth year of the Lease, b) after the expiration of the fifth year of this Lease no more than 15,000 square feet of useable space during the balance of the term of this Lease or c) sublet the entire demised premises for substantially the remaining term of the Lease, only with Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, provided that Tenant is not otherwise in default of the terms, covenants, and conditions of this Lease, beyond any applicable notice and cure periods. Landlord shall respond to Tenant's request for consent to assign its lease or sublet all or a portion of the Demised Premises as soon as practicable, but in no event later than thirty (30) days after receiving Tenant's request.

      B. On condition Tenant is not in default of any of the obligations, covenants or agreements in this Lease, beyond any applicable notice and cure periods, including, but not limited to, the obligation to pay rent and additional rent, if Tenant shall, at any time or times during the term of this Lease, desire to assign this Lease or sublet the Demised Premises as provided in subparagraph A, above, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by: (i) a duplicate original of the proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) days after the giving of such notice; (ii) a statement setting forth, in reasonable detail, the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises; and (iii) current financial information in a form reasonably acceptable to Landlord with respect to the proposed assignee or sublessee, including a financial statement as compiled by such proposed sublessee's or assignee's certified public accountant and, if available, reviewed in accordance with generally accepted accounting principles, and the previous two years' federal income tax returns (including any extensions if no return has yet been filed).

      C. Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Base Rent and Additional Rent due, and to become due, hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant, or any person claiming through or under Tenant shall, or will be, made, except upon compliance with, and subject to, the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other, persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

      D. With respect to each and every proposed sublease or assignment, as the case may be, it is further agreed that:

            (a) no subletting shall be for a term ending later than one day prior to the Expiration Date of this lease;

            (b) no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

            (c) each sublease shall provide that it is subject and subordinate to the Lease and to the matters to which this lease is or shall be subordinate, and that, in the event of termination, re-entry, or dispossess by Landlord under this lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublandlord under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, that theretofore accrued to such subtenant against Tenant or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's fixed rent or any additional rent then due; and

            (d) the proposed assignee or sublessee is not then an occupant of any part of the Building, unless Landlord is unable to provide suitable space required by such occupant, or a party who dealt with Landlord or Landlord's agent (directly or through a broker) and had submitted an offer letter with respect to space in the Building during the 12 months immediately preceding Tenant's request for Landlord consent;

            (e) there shall be no more than one assignment during the term of this lease;

            (f) any options to extend or renew this Lease shall not be exercisable by any assignor nor transferred with any assignment, but shall be personal only to the signatory Tenant;

            (g) the advertised base rent collectible under the sublease shall not be less than the market rent that Landlord is advertising for leasing other space in the Building (but Tenant shall not be prohibited from subletting for less than such market rent so long as the sublease rent is kept confidential);

            (h) the proposed use for the subtenant or assignee shall conform to the requirements of this Lease; and

            (i) there shall be due from the Tenant, assignee or sublessee (and collectible as additional rent) the costs incurred by Landlord with respect to approving the proposed sublease or assignment, including all professional and/or attorneys fees incurred to prepare any required documents; Landlord shall use its reasonable efforts to keep such costs to a minimum.

      E. Any sublease, assignment, or transfer, whether made with Landlord's consent or otherwise shall be made only if, and shall not be effective until, the sublessee or assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the sublessee or assignee shall assume all of the obligations of this Lease with respect to the space sublet or assigned thereafter on the part of Tenant to be performed or observed, except that the obligation to pay rent or additional rent shall be as set forth in the sublease, assignment or transfer document. Notwithstanding such sublessee, assignment or transfer the provisions of this Article and Article 11 shall continue to be binding in respect of all future assignments, sublettings and other transfers. The original named Tenant covenants that, notwithstanding any assignment, subletting or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, sublessee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Base Rent and Additional Rent (less any fixed rent and/or additional rent actually received by Landlord) and for the other obligations of this Lease on the part of Tenant to be performed or observed.

      F. Within thirty (30) days after Tenant sends to Landlord its request to sublet the entire Demised Premises or assign in accordance with this Article, above, Landlord shall have the option of recapturing the entire Demised Premises as of the effective or commencement date of the proposed assignment or sublease. If Landlord exercises this option it shall be in writing to Tenant and this Lease shall terminate and expire as if said day were the day originally fixed herein for the end and expiration of the term of this Lease, and Tenant shall be relieved of all further obligations under this Lease.

      G. The parties agree that in the event of an assignment of the Lease or sublease of the space, Tenant shall not receive any consideration for the assignment, whether as a direct payment, brokerage fee, finder's fee or for fixtures, improvements or other consideration in any way related to the assignment or assignment transaction or sublease or sublease transaction either directly or indirectly without notifying Landlord at the time of giving Landlord notice of the intended assignment or sublease. The failure to give Landlord notice of such consideration shall constitute a substantial default under this Lease. With respect to the foregoing in the event of such assignment, Landlord shall be entitled to fifty (50%) percent of the net consideration received by Tenant for the assignment (i.e. after deducting Tenant's cost relating to such assignment for brokerage commissions, advertising, reasonable attorney's fees and disbursements, costs and expenses paid to Landlord hereunder, free rent, reasonable improvement costs to the demised premises and other reasonable cost incurred with respect to such assignment), payable to Landlord within fifteen
(15) days after such consideration is received by Tenant. In the case of a sublet only any consideration received by Tenant from any subtenant in excess of the rent and additional rent payable by Tenant ("Excess Rent") shall be paid to Landlord within fifteen days after such consideration is received by Tenant. The Excess Rent shall be calculated as follows:

                  (i) Definitions:

                        (a) Tenant's Annual Rent-all rent and additional rent
                  payable by Tenant for the twelve months next succeeding in which any consideration is to be paid by Subtenant to Tenant following the commencement date of the sublease and for each sublease year thereafter. For any amounts of additional rent that as of the date of the calculation are unknown, then current additional rental payments are to be used on an annualized basis and adjustments to those amounts shall be made when the amounts are known retroactively to the date of the first calculation.

                        (b) Subtenant's Rent-any and all rent, additional rent
                  and other consideration received or to be received by Tenant its affiliates, subsidiaries, officers, directors or shareholders, directly or indirectly related to the Sublease from the Subtenant following the commencement date of the sublease and each Sublease year thereafter.

                        (c) Area - actual carpetable floor area.

                        (d) Tenant's Costs In Subletting - Any and all costs and
                  expenses incurred by Tenant for brokerage commissions, advertising, reasonable legal fees, costs and expenses paid to Landlord hereunder, free rent, and unreimbursed construction costs incurred by Tenant to construct the subtenant's premises during the Lease Year the cost or expense was incurred, and other reasonable costs incurred by Tenant with respect to such subletting.

                        (e) Subtenant's Area Percentage - Area occupied by the
                  Subtenant divided by the Area of the Demised Premises.

                  (ii) Excess Rent - The Excess Rent shall be A) if the sublet is not more than 10,000 square feet of useable space during the first five years of this Lease for a term to expire before the expiration of the fifth year of the Lease twenty five (25%) percent of the amount calculated by subtracting from the Subtenant's Rent the product of the Subtenant's Area Percentage and the Tenant's Annual Rent, or B) if after the expiration of the fifth year of this Lease the sublease is no more than 15,000 square feet of useable space during the balance of the term of this Lease, then fifty (50%) percent of the amount calculated by subtracting from the Subtenant's Rent the product of the Subtenant's Area Percentage and the Tenant's Annual Rent, or C) if the sublease is of the entire Demised Premises, then fifty (50%) percent of the amount calculated by subtracting from the Subtenant's Rent (x) the product of the Subtenant's Area Percentage and the Tenant's Annual Rent and (y) the Tenant's Cost in Subletting, but not less than twenty five (25%) of the amount calculated by subtracting from the Subtenant's Rent the product of the Subtenant's Area Percentage and the Tenant's Annual Rent.

                  (iii) Tenant shall furnish Landlord with copies of all
            statements of any consideration received by Tenant within fifteen
            (15) days after demand by Landlord. Any reasonable costs and expenses incurred by Landlord, including but not limited to reasonable attorney's fees, in compelling disclosure of any information of consideration in excess of that disclosed by Tenant after due demand herein, shall be collectible as additional rent from Tenant.

      H. The provisions of this Article, except subparagraph E, above, and
Article 11, above, shall not apply if the Tenant is merged, consolidated or all or substantially all of the assets of Tenant are transferred and a) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or
(2) the net worth of Tenant herein named on the date of this Lease and b) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

      I. (1) Notwithstanding anything to the contrary contained in this lease, Tenant shall have the right, upon prior written notice to Landlord and upon compliance with subparagraph E, above, to sublease all or part of the Demised Premises or to assign Tenant's interest in this Lease to a corporation, partnership, limited liability company or other entity which is an "Affiliate of Tenant" (as hereinafter defined), provided that: (a) Tenant shall remain duly liable during the unexpired term of this lease; (b) any such assignment shall be subject to all of the terms, covenants, conditions, provisions and agreements of this lease, and such assignee shall execute, acknowledge and deliver to Landlord, prior to the proposed effective date of such assignment, an agreement in form and substance reasonably satisfactory to Landlord, whereby such assignee shall agree to be bound by and upon and shall expressly assume all of the terms, covenants, conditions, provisions and agreements set forth in this lease on the part of Tenant to be performed; (c) a complete and accurate copy of all instruments in connection therewith shall be promptly delivered to Landlord together with documentation which corroborates that the assignee or subtenant is such a corporation, partnership or other entity as defined herein, and such other information concerning the proposed assignee as Landlord shall reasonably require; (d) the assignee will use the demised premises for the uses permitted hereunder as set forth in Article 2 of this lease; (e) Tenant shall not be in default of any of the terms, covenants, conditions, provisions and agreements of this lease (including, without limitation, the payment of rent and additional rent), beyond any applicable notice and cure periods, at the time of any notice to Landlord or at the effective date of such assignment; and (f) Tenant shall indemnify and hold Landlord harmless from and against any and all transfer taxes in connection with such assignment, including, but not limited to, the New York City Real Property Transfer Tax, the New York State Rear Property Transfer Tax, and the New York State Real Property Transfer Gains Tax. Anything contained in
Article 11 to the contrary notwithstanding, the transfer of the majority of the stock of Tenant shall not be deemed an assignment as long as such transfer is made in conjunction with a bona fide capitalization, recapitalization, or other financing of the Tenant or a bona fide sale of shares not solely designed to effect an assignment of this Lease without the Landlord's consent or a transfer of shares between or among shareholders of Tenant not solely designed to effect an assignment of this Lease without Landlord's consent.

            (2) For the purposes of this paragraph (1), "Affiliate of Tenant" shall be deemed to be Tenant's parent organization, a corporation or other entity which Tenant or the shareholders of Tenant directly or indirectly control, is controlled by, or is under common control with Tenant, Tenant's parent organization, or a subsidiary of Tenant by owning at least fifty one (51%) percent of shares or other interest (beneficial or legal) of the Affiliate.

79.   HOLDOVER RENTAL

      If Tenant shall hold over after the expiration of the Term (including but not limited to an earlier termination under Article 42, above, or by virtue of any other clause of this lease), the parties hereby agree that Tenant's occupancy of the Demised Premises after the expiration of the Term shall be upon all of the terms set forth in this Lease except Tenant shall pay use and occupancy for the holdover period in an amount equal to the higher of an amount to one and a half times the sum of (1) the base rent payable by Tenant for the last year of the Term; plus (2) all monthly installments of additional rent payable by Tenant pursuant to the terms of this Lease that would have been billable monthly by Landlord had the term of this Lease not expired, pro rated for the period of any such holdover. This clause shall not be construed as an authorization to Tenant to remain in possession of the Demised Premises after the expiration or sooner termination of the tenancy or as a waiver by Landlord to exercise any remedy permitted by law to regain possession of the Demised Premises. Tenant agrees to indemnify and save Landlord harmless against all cost, claims, loss or liability resulting from delay by Tenant in surrendering the premises at the expiration of the Lease term or upon a sooner termination, including without limitation any claims made by a succeeding tenant founded on such delay.

80.   FIBER OPTIC CABLE

      Subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed, provided (a) there is no cost to Landlord, (b) Tenant's work does not unreasonably affect any other tenant in the Building or any space occupied by any other tenant in the Building and no entry is made into any other tenanted space except in accordance with the terms of the lease of the tenanted space, and (c) all such work performed by Tenant is performed in accordance with all applicable laws, rules and regulations and the provisions of this Lease, Tenant shall be permitted to bring fiber optic or equivalent telecommunication, Internet, and data cabling into the Building and Landlord shall provide access from the street adjacent to the basement of the Building for purposes thereof. Tenant shall also be granted the use of and access to any available riser space for purposes of the foregoing as reasonably designated by Landlord. Tenant shall be permitted to install its communications antenna and satellite dish, together with related equipment (collectively, the "Antenna") on the roof of the building of which the demised premises are a part at a location designated by Landlord. Landlord will make available to Tenant access to the roof for the construction, installation, maintenance, repair, and operation of the Antenna, as well as space in the Building to run electrical and telecommunications conduits from the Antenna to the Demised Premises so long as Tenant's work does not unreasonably affect any other tenant in the Building or any space occupied by any other tenant in the Building and no entry is made into any other tenanted space except in accordance with the terms of the lease of the tenanted space.

81.   ADDENDUM TO ARTICLE 13

      Supplementing the provisions of Article 13, above, Landlord's right to enter the demised premises and its access thereto to make repairs and alterations and to erect and maintain pipes and conduits therein and for the other purposes set forth in Article 13 (except in the event of any emergency), shall be subject to the following conditions:

      A. Landlord shall give Tenant reasonable advance notice of proposed entry or access and Landlord shall comply with Tenant's reasonable security requirements; and

      B. Landlord shall use its reasonable efforts to effect all such repairs and alterations and erect and maintain all such pipes and conduits so as to minimize interference with Tenant's normal business operations, but no provision hereof shall obligate Landlord to perform such work other than during normal business hours.

82.   ADDENDUM TO ARTICLE 19

      Supplementing Article 19, except in the event of an emergency, Landlord shall not perform any obligation of Tenant under this Lease nor incur any expenditure for such purpose until after the expiration of any applicable grace period or after giving Tenant at least fifteen (15) days written notice, whichever is later. Any payments due to Landlord from Tenant shall be paid within fifteen (15) days after the rendition to Tenant of a statement therefor, or upon issuance of an award by a judicial or dispute resolution body. Nothing herein shall require that Landlord send any demand or statement as a condition to maintain a claim for attorney's fees, whether as additional rent or otherwise, in any action or proceeding.

83.   ADDENDUM TO ARTICLE 20

      Modifying Article 20, Landlord shall retain the right to change the arrangement or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, provided any such change does not unreasonably deprive Tenant of access to the building or reduce the useable area of the demised premises, and such work shall be performed at Landlord's sole cost and expense.

84.   ADDENDUM TO ARTICLE 28

      Modifying Article 28, any statement or notice or other communication from Landlord to Tenant shall be in writing and shall be deemed duly given if in writing and addressed to Tenant at, Attention: Chief Executive Officer, at 733 Third Avenue, 17th Floor, New York, New York 10017, prior to Tenant's occupancy of the demised premises for its normal business operations, and at the demised premises thereafter, and if: mailed by registered or certified mail, postage prepaid and 1) delivered by a national overnight delivery service, or 2) personally delivered to the demised premises. Such statement or notice or other communication shall be deemed given upon depositing with the United States Postal Service and delivery by a national overnight delivery service, or upon personal delivery as provided above. Copies of the records of the national overnight delivery service concerning delivery of said notice or other communication shall constitute prima facie proof of delivery.

85.   ADDENDUM TO THE RULES AND REGULATIONS

      Supplementing and modifying Article 36, Rule 3 of the annexed Rules and Regulations is modified to provide that Tenant may keep no more than three dogs in the demised premises at any one time and only so long as a) Landlord has received no complaints in writing about the dogs from any other tenant in the Building and b) the dogs are brought in only through the 13th

Street side of the Building whether or not the elevators on that side of the Building are operational. Tenant shall be responsible for removing all dog waste from the Demised Premises, stairwells to the Demised Premises, elevators, lobbies, and the sidewalk on the 13th Street side of the Building. Dogs shall be leashed at all times while in or around the Building. If Tenant is in violation of this clause with respect to the number of dogs and they are not removed after Landlord has given Tenant five (5) days written notice to remove the dogs, then Tenant will be in substantial default of this Lease and Landlord may exercise its remedies under Article 17, above.

      The first two sentences of Rule 6 of the annexed Rules and Regulations shall be deleted and Landlord shall enforce the Rules and Regulations referred to in Article 36 in an equitable and non-discriminatory manner.

                                       SAMSON ASSOCIATES LLC, Landlord


                                       By:____________________________________


                                       OPUS 360 CORPORATION, Tenant


                                       By:____________________________________

                                    EXHIBIT A

      WE PROPOSE to furnish the necessary labor and material at the above building in accordance with the following specifications:

VARIABLE FREQUENCY ELEVATOR CONTROL SYSTEM

      Furnish and install one (1) new Variable Frequency Control board Panel

      In combining proven reliability and quality with world class Variable Frequency, Variable Frequency Technology will transform your current Single Speed elevator into a modem variable speed elevator without the need of replacing your existing machine.

      This system provides smooth acceleration and deceleration of the car. Most of all the Variable Frequency Control System delivers level floor stops, which will reduce the tripping hazard. The variable Frequency Control System also provides Zero-speed brake stops, which will greatly reduce the wear on the elevator machine and brake. The Variable Frequency Control System is quickly installed and adjusted, easily maintained and 100% factory tested. This makes the Variable Frequency Elevator Control System the most cost effective way of modernizing your elevator to meet today standards. The new system will contain all Fire Recall Features required by code.

LEVELLING CONTROL SYSTEM

      Furnish and install a complete new Landing Control System. This system employs highly reliable electronic sensors in lieu of magnetic switches and solid steel tape mounted from pit to overhead in lieu of individual vanes. Close coupled nylon guides keep the sensors in exit proximity with the steel tape at all times. Two roller bearings permit the sensor assembly to move laterally or float as the car travels through the hoistway. The controls for the system are on solid state PC boards, for reliability and ease of servicing.

33 WEST 13TH STREET - PROPOSAL #9916
SUBMITTED TO:  S. CHIRA & SONS INC.
DATED:  OCTOBER 23, 1997

HOIST MOTOR

      Furnish and install one new hoist motor.

      The motor shall be of the alternating current, reversible type designed for elevator service with high starting torque and low starting current.

      The motor shall be rated in accordance with the standards of the AIEE for 50 degrees C temperature rise. The motor shall have capacity to operate the elevator with rated contract load at rated contract speed without overheating, The speed of the motor when operated with the controller shall not vary more than ten (10%) percent of rated speed under all loads in the capacity range.

MAIN MACHINE

      The present worm and gear machine will be retained. We will remove the worm shaft and thrust unit to our machine shop. Renew the worm shaft and head bearings. Remove worm main machine babbitt bearings from machine housings. We will take a slight cut off the outside of the worm, undercut the worm to sufficiently provide proper gear mesh. Return the worm to jobsite, reassemble machine. Rebabbitt the head bearings with high grade babbitt. Wash out gear case, refill with fresh lubricant. Repack the stuffing box on the worm shaft. Make all necessary adjustments in order for machine to run smoothly.

WIRE ROPE CABLES

      New wire rope cable will be installed. The new cables will be of sufficient site and numbers to insure long life of cables and drive sheave. The cables will be identified with a metal tag showing the type, strength, number of strands and date of cable installation.

GOVERNOR CABLE

      A new governor cable will be installed. The size of the cable will be selected to function properly with the governor and safety devices. This cable will be identified with a metal tag showing type, strength, number of strands and ate of Cable installation.

BUFFERS

      Retain and reuse existing buffers.

GOVERNOR

      Overhaul existing overhead safety governor.

33 WEST 13TH STREET - PROPOSAL #9916
SUBMITTED TO:  S. CHIRA & SONS INC.
DATED:  OCTOBER 23, 1997

CAR FRAME

      Retain and reuse existing.

SAFETY

      Overhaul the existing safety assembly.

AUTOMATIC CAR & HALL, DOOR OPERATOR

      We will furnish and install two (2) D.C. operated master door operators (front & side) for automatic operation of the car and ball doors. Operator is equipped with a heavy duty motor, V-Belt drive, override clutch, terminal limit switches. Motion is transmitted by means of a progressive cam to obtain slow down and stop at either end of travel. Operator does not require an oil check, since slow down is obtained resistors for adjusting its strength to the individual job.

FIREMEN SERVICE

      Elevators shall be equipped with Firemen Service, Phase I Emergency Recall Operation and Phase II Emergency In-Call-Operation.

CAR PUSH BUTTON STATION

      Flush type car push station will be installed in the car. New Station will include:

      Acknowledgement lights, braille markings, door open and close buttons, emergency stop switch, Firemen Service key switch, fan/light key switch, alarm push button, emergency call push button, sounding push button, call cancel push button, built in emergency lighting fixture. New buttons to be tamper proof.

HALL, BUTTONS STATIONS (TAMPER PROOF)

      New double button stations of modem design will be installed at each of the elevator entrances. Button to be of tamper proof, illuminating type. A single button station will be installed at the terminal landing.

INDICATORS

      An electric position indicator will be installed in the elevator cab and at the main floor landing. Indicators shall consist of numbers corresponding with the floors served by the elevator which light up to indicate position of car.

33 WEST 13TH STREET - PROPOSAL #9916
SUBMITTED TO:  S. CHIRA & SONS INC.
DATED:  OCTOBER 23, 1997

HATCHWAY LIMITS

      We will furnish and install new, enclosed type hatchway limit switches, completed with necessary wiring, bracket etc. Cam devises will be properly mounted on car to operate the limit switches.

CAR PLATFORM

      Retain and reuse the existing platform.

SHAFTWAY ENTRANCES

      Furnish and install five (5) new 1 1/2 hour "B" labeled type hoistway entrances having a clear opening of 36 inches. The new doors shall be installed with direction it is now. Entrances to have a baked enamel finish of color to be chosen by the owner and include extruded aluminum sills.

      Remove the existing entrances and mason in entrances, patch walls, bases and floor. Not responsible for painting, decorating, etc. or corridor walls.

INTERLOCKS

      Each shaftway door shall be equipped with underwriter's approved electromechanical interlock. This interlock will be designed so that the car cannot be operated unless the shaft doors are closed and locked.

CAR ENCLOSURE

      Furnish and install a new formica passenger cab. Car enclosure to be complete with legal emergency exit, car light fixture, support angle, sill apron, new robber tile, flooring, solid hollow metal doors, and extruded aluminum saddles. The car platform will be provided with a substantial vertical apron, flush with outer edge of the platform extending a sufficient distance below the car floor so that there shall be no horizontal opening into the hoistway while the car is within the landing zone sad hoistway door is fully or partially open. A certificate frame with transparent cover for city inspector's car will be installed in the car. Ceiling to have ventilating grille and fan.

CAR TRAVELLING LANTERN

      Car travelling lantern with audio visual signals will be installed at each entrance.

33 WEST 13TH STREET PROPOSAL #9916
SUBMITTED TO:  S. CHIRA & SONS
DATED:  OCTOBER 23, 1997

ACKNOWLEDGE LIGHT FEATURE

      Car and hall push button stations to incorporate an acknowledge light feature. Buttons will be made of durable plastic. When a button is pressed, it will become illuminated and remain so until the call has been answered.

HANDICAP REQUIREMENTS (LOCAL LAW NO. 58-AL17.1 STANDARDS)

      Locate door reopening devices at 5 and 29 inches above the finished floor when applicable.

      Locate the alarm button and emergency stop switch at 35 inches and top floor push button at a maximum of 54 inches above the floor on center.

      Provide engraved markings adjacent to the floor and control buttons on a contrasting recessed color background to the left of the buttons. Letters and numbers shall be a minimum of 5/8" and raised .03". The centerline of the hall push button stations shall be 42" above the floor subject to replacement of mounting boxes. (Existing back boxes shall be reused where possible).

HANDICAP REQUIREMENTS (LOCAL LAW NO. 58-AL17.1 STANDARDS (CONTINUATION)

      Car lanterns shall sound once for the up direction and twice for the down direction.

      Provide floor designations at each entrance on both sides if jambs is at a height of 60" above the floor. Designations shall be cut from stainless steel, shall be 2" high and mounted to the jambs with concealed fasteners.

      Provide an audible signal to tell passenger that the car is stopping or passing a floor served by the elevator. Audible signal shall be activated by a button in car operating panel.

      All requirements in accordance with the referenced law and standard to the extent of the work performed.

WIRING

      All necessary wiring for the proper operation of the equipment including elevator signals, auxiliary equipment and door operator, beginning at the power and lighting outlets furnished by others as herein described, shall be supplied and installed by us.

      Insulated wiring shall have a flame retardant and moisture outer cover and shall be run in metal conduit, metallic tubing or wire ducts. Existing conduit which is suitable and can remain undisturbed, may be retained.

33 WEST 13TH STREET - PROPOSAL #9916
SUBMITTED TO:  S. CHIRA & SONS INC.
DATED:  OCTOBER 23, 1997

DOOR JAMBS

      We will furnish and install on each shaftway entrance, jamb plates in accordance with handicap code.

EMERGENCY LIGHTING

      Provide an emergency light system operate from a battery pack, all in conformance with the ANSI code automatic compensation.

CAR TOP INSPECTION STATION

      A top of car operating station will be provided, equipped with run-stop switch, inspection switch up, down and safety buttons. This inspection station is activated by the inspector switch on the main controller. The car may then be operated at reduced speed for inspection purposes.

APPROVAL CERTIFICATES

      We will file necessary applications with all municipal authorities having jurisdiction conduct tests and secure certificates of approval.

INSURANCE

      All work performed under this contract is covered by public liability and workmen's compensation insurance provided by us.

GUARANTEE

      All material and workmanship furnished under this contract are guaranteed against defects for a period of one (1) year from date of completion, provided such defects are not due to any ordinary wear and tear or through improper use of care.

MAINTENANCE

      B P Elevator will provide three (3) months free maintenance after the completion of the upgrading.

OVERHEAD DOOR AND LADDER

      Furnish and install approved 1 1/2 hour, self closing self looking fire-rated motor room door with access ladder.

      Furnish and install one (1) fire extinguisher in motor room class ABC.

33 WEST 13TH STREET - PROPOSAL #9916
SUBMITTED TO:  S. CHIRA & SONS INC.
DATED:  OCTOBER 23, 1997

WORK DONE BY OTHERS

MACHINE ROOM:

      Box pipes and non elevator wires in motor room. Paint and patch walls, floor and ceiling.

ELECTRIC FEEDERS:

      Building must supply 3 Phase A/C current to an approved disconnect switch located in motor room for the operation of the new equipment.

      Furnish and install prop lighting with outlet and receptacles.

HOISTWAY:

      Legally protect windows in shaft with sheet metal or drywall.

      Patch all holes in hoistway, pit and machine room.

      Furnish and install an approved lift-up door at street level after the elevator entrance is installed.

      Furnish and install lighting receptacle and outlet in the pit.

NOTE: ALL WORK OUTLINED IN THIS PROPOSAL IS PENDING APPROVAL OF THE DEPARTMENT
      OF BUILDINGS REGARDING THE EXISTING WATER TOWER, STEEL MEMBERS IN MOTOR ROOM AND NON RELATED ELEVATOR PIPING IN MOTOR ROOM AND SHAFTWAY.

                      FIRST MODIFICATION OF LEASE AGREEMENT


         Agreement made on this 16th day of September, 1999 between Samson Associates LLC, having an office at 40 West 14th Street, New York, New York 10011 (hereinafter referred to as "Landlord") and Opus 360 Corporation, a Delaware corporation, having an office at 733 Third Avenue, 17th Floor, New York, New York 10017 (hereinafter referred to as "Tenant").

         WHEREAS, Landlord and Tenant entered into a Lease dated August 10, 1999 ("Lease") with respect to the entire 3rd floor excluding all elevators, vestibules, stairways and shaft ways, in the building known as 34-42 West 14th Street and 33-39 West 13th Street in the Borough of Manhattan, City of New York ("Premises");

         WHEREAS, pursuant to Articles 40(B) and 68(E) of the Lease, Landlord delivered to the Tenant a Subordination and Non-Disturbance Agreement as well as the Substantial Completion Notice; and

         WHEREAS, the parties are entering into this Agreement in order to confirm the Commencement Date and Expiration Date of the Lease

         NOW, THEREFORE, in consideration of the mutual promises made herein it is hereby agreed by and between the parties as follows:

         1. The Commencement Date, as defined in Article 40(B) of the Lease, shall hereinafter be deemed to be September 13, 1999.

         2. The Expiration Date, as defined in the first page of the Lease, shall hereinafter be deemed to be September 30, 2009.

         3. Except as modified herein the terms, covenants and conditions of the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.


                                   SAMSON ASSOCIATES LLC, Landlord



                                   By:
                                       ----------------------------------------
                                       Joseph Chira, Managing Member



                                   OPUS 360 CORPORATION, Tenant



                                   By:
                                       ----------------------------------------
                                       Richard McCann, SRVP, CFO







                                      -2-